                                                                  EXHIBIT 4.2(c)

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE dated as of March 25, 2004, between CINEMARK USA, INC., a Texas corporation (the "Company"), the subsidiaries of the Company parties hereto (the "Guarantors") and THE BANK OF NEW YORK TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company of Florida, N.A. as successor to U.S. Trust Company of Texas, N.A.), as trustee ("Trustee"), to the Indenture, dated as of Januray 14, 1998 (as amended by the First Supplement thereto, dated as of February 11, 2003, the "Indenture") among the Company, the Guarantors and the Trustee.

      WHEREAS the Company and the Trustee have heretofore executed and delivered to the Trustee the Indenture providing for the issuance of the Company's 8 1/2% Series B Senior Subordinated Notes due 2008 (the "Notes");

      WHEREAS there are now outstanding under the Indenture Notes in the aggregate principal amount of $105.0 million;

      WHEREAS Section 9.2 of the Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;

      WHEREAS, the Company has offered (the "Offer") to purchase for cash all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 16, 2004, as the same may be amended, supplemented or modified (the "Statement");

      WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the proposed amendments and waivers (the "Proposed Amendments") under the Indenture;

      WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

      WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

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                                   ARTICLE I

                             AMENDMENTS TO INDENTURE

      Section 1.01 Amendments to Articles Four, Five and Six. Upon written notification to the Trustee by the Company that it has accepted for purchase and payment (the "Early Settlement Date") pursuant to the offer to purchase all of the Notes validly tendered on or before 5:00 p.m., New York City time, on March 25, 2004 pursuant to the Statement and any amendments, modifications or supplements thereto, then automatically (without further act by any person), with respect to the Notes:

      (a) the Company shall be released from its obligations under the following sections of the Indenture: Section 4.3 (Provisions of Reports and Other Information); Section 4.4 (Compliance Certificate); Section 4.5 (Taxes);
4.6 (Stay, Extension and Usury Laws); Section 4.7 (Limitation on Restricted Payments); Section 4.8 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries); Section 4.9 (Limitation on Indebtedness);
Section 4.10 (Limitation on Asset Sales); Section 4.11 (Limitation on Transactions with Affiliates); Section 4.12 (Limitation on Liens); Section 4.13 (Limitation on Layering Debt); Section 4.14 (Offer to Repurchase Upon Change of Control); Section 4.15 (Corporate Existence); Section 4.16 (Covenant with Respect to Cinemark International and its Subsidiaries); Section 4.18 (Additional Subsidiary Guarantors); Section 5.1 (Merger, Consolidation, or Sale of Assets); Section 5.2 (Successor Company Substituted); and Section 12.6 (Additional Subsidiary Guarantees);

      (b) failure to comply with the terms of any of the foregoing Sections of the Indenture shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

      (c)   the occurrence of the events described in Sections 6.1(c), (d), (e),
(f) and (g) shall no longer constitute Events of Default; and

      (d) all definitions set forth in Section 1.1 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

                                   ARTICLE II

                                  MISCELLANEOUS

      Section 2.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

      Section 2.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

      Section 2.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                       2

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      Section 2.04 Trust Indenture Act Controls. If any provision of this
Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

      Section 2.05 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

      Section 2.06 Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

      Section 2.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Sections 9.2 and
9.6 of the Indenture; provided, that the amendments to the Indenture set forth in Section 1.01 of this Supplemental Indenture shall become operative as specified in Section 1.01 hereof. Prior to the Early Settlement Date, the Company may terminate this Supplemental Indenture upon written notice to the Trustee (it being understood that the Company, subsequent thereto, will enter into a substitute supplemental indenture).

      Section 2.09 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

      Section 2.10 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                 CINEMARK USA, INC.
                                 SUNNYMEAD CINEMA CORP.
                                 CINEMARK MEXICO (USA), INC
                                 CINEMARK INVESTMENTS CORPORATION
                                 CINEMARK LEASING COMPANY
                                 GREELEY HOLDINGS, INC.
                                 CINEMARK PARTNERS I, INC.
                                 CINEMARK PROPERTIES, INC.
                                 MULTIPLEX SERVICES, INC.
                                 TRANS TEXAS CINEMA, INC.
                                 CINEMARK, L.L.C.

                                 By: /s/ Robert Copple
                                     ------------------------------------------
                                 Name:  Robert Copple
                                 Title: Senior Vice President

                                 CNMK INVESTMENTS, INC.
                                 MULTIPLEX PROPERTIES, INC.
                                 CNMK DELAWARE INVESTMENTS I, L.L.C.
                                 CNMK DELAWARE INVESTMENTS II, L.L.C.

                                 By: /s/ Andrew Panaccione
                                     ------------------------------------------
                                 Name:  Andrew Panaccione
                                 Title: Secretary

                                 CNMK DELAWARE INVESTMENT PROPERTIES, LTD., by CNMK Delaware
                                 Investments I, L.L.C., its general partner

                                 By: /s/ Andrew Panaccione
                                     ------------------------------------------
                                 Name:  Andrew Panaccione
                                 Title: Secretary

                    [Signature Page - Supplemental Indenture]

                                 LAREDO THEATRE, LTD.,
                                 by CNMK TEXAS PROPERTIES, LTD.,
                                 its general partner,

                                 by Sunnymead Cinema Corp., the general
                                 partner of CNMK Texas Properties, Ltd.,

                                 By: /s/ Robert Copple
                                     ------------------------------------------
                                 Name:  Robert Copple
                                 Title: Vice President

                                 CNMK TEXAS PROPERTIES, LTD.

                                 by Sunnymead Cinema Corp., its general partner,

                                 By: /s/ Robert Copple
                                     ------------------------------------------
                                 Name:  Robert Copple
                                 Title: Vice President

                        THE BANK OF NEW YORK TRUST  COMPANY,  N.A.
                        (as successor to The Bank of New York Trust Company
                         of Florida, N.A.), as Trustee

                                 By: /s/ Patrick T. Giordano
                                     ------------------------------------------
                                 Name:  Patrick T. Giordano
                                 Title: Vice President

                    [Signature Page - Supplemental Indenture]